SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 19, 2005

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective September 12, 2005, Dessa M. Bokides will be appointed Executive Vice President and Chief Financial Officer of ProLogis. Ms. Bokides, who is 46, will be responsible for worldwide corporate finance, including treasury, financial planning, financial reporting and accounting functions, tax and information technology. Prior to joining ProLogis, Ms. Bokides was Vice President — Finance and Treasurer for Pitney Bowes, Inc. from 2001 to present. In that capacity she was responsible for treasury operations, pension management, tax, long-range financial planning, capital investments, enterprise risk management, and worldwide real estate and facilities. From 2000 to 2001, Ms. Bokides was the Founder and Managing Partner of New Capital Strategies, LLC. From 1996 to 1999, she was with Deutsche Bank Securities, most recently as Managing Director of Debt Capital Markets. From 1987 to 1996, Ms. Bokides was with Goldman, Sachs & Co, most recently as a vice president and head of commitment products and as a member of the firm-wide Risk Steering Committee.
     Ms. Bokides has a Masters in Business Administration from Columbia University Graduate School of Business.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
August 19, 2005	By: /s/ Walter C. Rakowich
Name: Walter C. Rakowich
Title: President and Chief Operating Officer

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